UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2015

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 28, 2015, Quality Equipment Leasing, LLC and Quality Companies, LLC (together, “Quality”), wholly owned subsidiaries of Celadon Group, Inc. (the “Company”), entered into a Portfolio Purchase and Sale Agreement (the “Portfolio Agreement”), a Fleet Program Agreement (the “Fleet Agreement”), a Service Agreement (“Service Agreement”) and a Program Agreement (the “Program Agreement” and collectively with the Portfolio Agreement, Fleet Agreement, and Service Agreement, the “Transactions”) with 19th Capital Group, LLC (“19th Capital”).

Under the Portfolio Agreement, 19th Capital purchased a portfolio of Quality's independent contractor leases and associated assets for approximately $13.6 million. The portfolio includes leases for approximately 110 tractors and 130 trailers currently in service with independent contractors of the Company and other partner carriers. Under the Program Agreement, 19th Capital will finance the renewal and expansion of transportation assets operated by independent lessees under contract with the Company. Under related agreements, Quality will provide administrative and servicing support for 19th Capital’s lease and financing portfolio, certain driver recruiting, lease payment remittance, maintenance, and insurance services.  Under the Fleet Agreement, 19th Capital will have the opportunity to provide leases and financing to the Company's partner carriers.

The Company believes the structure of 19th Capital will not require 19th Capital's consolidation within the Company's financial statements. The Company expects these transactions to afford an opportunity to grow the Quality Companies' business in markets where access is currently limited due to financing constraints, to participate in the economics of the lease stream and residual value of the tractors, and to improve the Company's return on invested capital compared with retaining the portfolio on balance sheet.

The Transactions resulted in finalization of the prior formation of 19th Capital, which was established with capital contributions from the Company (33.33%) and Tiger ELS, LLC (“Tiger”) (67.67%), an entity controlled by Larsen MacColl Partners, an unaffiliated investment firm (“Larsen”), in return for Class A equity. Class B equity in 19th Capital is distributed among (i) Tiger (48.00%), (ii) 19th Capital employees (4.00%), (iii) the Company (25.00%), (iv) Quality employees (9.00%), and (v) Company employees (14.00%).  The Company and Tiger previously formed a limited liability company to prepare for the Transactions and entered into a Limited Liability Company Agreement of 19th Capital (the “LLC Agreement”) on August 27, 2015, along with the following Class B members:  George Chasteen, Beau Zoeller, Danny Williams, Leslie Tarble, William E. Meek, Paul Will, Bobby Peavler, Lauren Howard, Nathan Roberts, Chad Hoffman, and Mike Gabbei.  Messrs. Will and Meek will serve as two of the managers of 19th Capital.  Certain relationships between the Company and Class B members, other than with respect to the LLC Agreement, are described below.

Class B Member	Relationship
Danny Williams	Chief Operating Officer of Quality
Leslie Tarble	Executive Vice President, Chief Financial Officer, and Treasurer of Quality
William E. Meek	President and Chief Operating Officer of the Company
Paul Will	Chief Executive Officer and Chairman of the Company
Bobby Peavler	Executive Vice President, Chief Financial Officer, and Treasurer of the Company
Lauren Howard	Divisional President, Truckload Operations of the Company
Nathan Roberts	Divisional President, Eagle Logistics Services, a division of the Company
Chad Hoffman	Divisional President, Specialized Services, a division of the Company
Mike Gabbei	Chief Information Officer of the Company

The affirmative vote of members holding a majority of percentage interests of each respective class is required for an act of the members.  Generally, any distributions are paid first to the Class A members up to an amount equal to their respective capital contributions, plus a Class A preferred return of 12% per annum of their respective capital contributions, then to the Class B members in accordance with their percentage interests.  Class A members have preemptive rights with respect to new issuances of equity.  The LLC Agreement also contains other customary provisions relating to governance and management, tax matters, indemnification, and restrictions on transfer of membership interests.  19th Capital did not conduct any material operations prior to the consummation of the Transactions.

The Transactions and the LLC Agreement were evaluated by a committee (the “Committee”) of the Company’s Board of Directors (the “Board”) comprised solely of independent directors.  The Committee recognized that some management participation in the equity of 19th Capital was important to Larsen as well as the Company to ensure the interests of the Company, 19th Capital, and management of each were aligned.  The Committee also deemed it important for the Company to receive a preferred return on its Class A equity prior to management receiving any distributions in respect of their Class B equity.

In addition, the Board’s Compensation Committee determined that due consideration would be given to any amounts received by Company management in respect of Class B equity of 19th Capital when determining such management’s compensation.

The foregoing summary of the terms and conditions of the Portfolio Agreement, Program Agreement, Service Agreement, Fleet Agreement, and LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements, which will be filed with the Company’s Form 10-Q for the three months ended September 30, 2015.

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

5.02(e)

To the extent required by Item 5.02(e) of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

Item 9.01                  Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Celadon Group, Inc. press release announcing the sale of lease portfolio assets and joint venture formation

The information contained in Item 9.01 of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 1.01, 5.02, and 9.01 of this report and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: October 2, 2015	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Celadon Group, Inc. press release announcing sale of lease portfolio assets and joint venture formation.